As filed with the Securities and Exchange Commission on February 29, 2000

                                File No. 811-7302



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                   UNDER THE INVESTMENT COMPANY ACT OF 1940

                               Amendment No. 11 |x|
                                                ---


                         EMERGING MARKETS DEBT PORTFOLIO

              (Exact Name of Registrant as Specified in Charter)

                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                   (Address of Principal Executive Offices)



      Registrant's Telephone Number, including Area Code: (713) 626-1919



                              Samuel D. Sirko, Esq.
                              A I M Advisors, Inc.
                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                   (Name and Address of Agent for Service)

                                EXPLANATORY NOTE

      This Amendment to the Registration Statement of Emerging Markets Debt Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                         EMERGING MARKETS DEBT PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This registration statement of Emerging Markets Debt Portfolio contains the following documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A


      Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement of Emerging Markets Debt Portfolio (the "Portfolio") are incorporated herein by reference from Post-Effective Amendment No. 59 to the Registration Statement of AIM Investment Funds (1940 Act File No. 811-5426), as filed with the Securities and Exchange Commission ("SEC") on February 28, 2000 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the prospectus of AIM Emerging Markets Debt Fund ("Feeder's Part A").

ITEM 4.  INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES  AND RELATED
RISKS.

      Information on the Portfolio's investment objectives, principal investment strategies and the principal risk factors associated with investments in the Portfolio is incorporated herein by reference from the sections entitled "Investment Objectives and Strategies" and "Principal Risks of Investing in the Fund" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

      The Portfolio is managed and administered by A I M Advisors, Inc. ("AIM") and is sub-advised by INVESCO Asset Management Ltd. (the "Sub-advisor"). AIM and the Sub-advisor and their worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM and the Sub-advisor are both indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

      A more complete description of how the business of the Portfolio is managed is incorporated herein by reference from the section entitled "Fund Management" in the Feeder's Part A.

      Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Investor inquiries may be directed to the Advisor at the following address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 7.  SHAREHOLDER INFORMATION.

      An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve
Bank). Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

      Information on the time and method of valuation of the Portfolio's assets is incorporated by reference from the section entitled "Shareholder Information
- Pricing of Shares" in the Feeder's Part A.

      The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit the Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

      The Portfolio intends to distribute to its investors the Portfolio's net investment income monthly and its net realized capital gains, if any, annually after the end of the Portfolio's fiscal year on October 31.

      Under the current method of the Portfolio's operation, it is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended ("Code") and regulations promulgated thereunder. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

      Not applicable.

                                                                      APPENDIX A

                              RATINGS OF SECURITIES

      A  description  of  corporate   bond  and  commercial   paper  ratings  is
incorporated herein by reference from "Appendix" in the Feeder's Part B.

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the AIM Investment Funds ("Feeder's Part B").

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

      Cover Page:  Not applicable.
                                                                            Page

      History of the Portfolio...............................................B-1
      Description of the Portfolio and its Investments and Risks.............B-1
      Management of the Portfolio............................................B-2
      Control Persons and Principal Holders of Securities....................B-2
      Investment Advisory and Other Services.................................B-3
      Brokerage Allocation and Other Practices...............................B-3
      Capital Stock and Other Securities.....................................B-3
      Purchase, Redemption and Pricing of Securities.........................B-5
      Taxation of the Portfolio..............................................B-6
      Underwriters...........................................................B-6
      Calculation of Performance Data........................................B-6
      Financial Statements...................................................B-6

ITEM 11.  HISTORY OF THE PORTFOLIO.

      Emerging Markets Debt Portfolio (the "Portfolio") was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Portfolio acquired the assets and assumed the liabilities of Global High Income Portfolio, a New York common law trust. Prior to September 8, 1998, the Portfolio operated under the name "Global High Income Portfolio."

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

      The  Portfolio  is  a  non-diversified,   open-end  management  investment
company.

      Part A contains basic information about the investment objectives, principal investment strategies and principal risks of the Portfolio. This Part B supplements the discussion in Part A of the investment objectives, principal investment strategies and principal risks of the Portfolio.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolio, the types of securities bought and investment techniques used by the Portfolio, and certain risks attendant thereto, as well as other information on the Portfolio's investment programs, is incorporated by reference from the sections entitled "Investment Strategies and Risks," "Options, Futures and Currency Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.

      Information about the Trustees and officers of the Portfolio, and their roles in management of the Portfolio and other AIM Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

For the year ended October 31, 1999, Mr. Anderson, Mr. Bayley, Mr. Patterson (a Trustee until September 27, 1999, when he retired) and Miss Quigley, who are not directors, officers or employees of the Sub-advisor or any affiliated company, received total compensation of $101,833, $103,833, $93,583 and $103,833, respectively, from the investment companies which are managed or administered by AIM and which may be sub-advised and sub-administered by the Sub-advisor or sub-advised by IAML for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension or retirement benefits.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of the date of this filing, Emerging Markets Debt Fund owned 99.9% of the value of the outstanding interests in the Portfolio. Because Emerging Markets Debt Fund controls the Portfolio, Emerging Markets Debt Fund may take actions affecting its Portfolio without the approval of any other investor.

      Emerging Markets Debt Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in the Portfolio will follow the same or a similar practice.

      The address of Emerging Markets Debt Fund is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

      As of February 14, 2000, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding shares of the Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

      Information on the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference from the sections entitled "Management" and "Miscellaneous Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found; each section is incorporated herein by reference.

================================================================================
Item 15(a)        Management; Miscellaneous Information
--------------------------------------------------------------------------------
Item 15(b)        Not Applicable
--------------------------------------------------------------------------------
Item 15(c)        Not Applicable
--------------------------------------------------------------------------------
Item 15(d)        Management
--------------------------------------------------------------------------------
Item 15(e)        Not Applicable
--------------------------------------------------------------------------------
Item 15(f)        Not Applicable
--------------------------------------------------------------------------------
Item 15(g)        Not Applicable
--------------------------------------------------------------------------------
Item 15(h)        Miscellaneous Information
================================================================================

For the fiscal year ended October 31, 1997, the Portfolio paid investment management and administration fees of $2,971,167, respectively, to INVESCO (NY), Inc. For the period November 1, 1997 to May 29, 1998, the Portfolio paid investment management and administration fees of $976,376 to INVESCO (NY), Inc. For the period May 30, 1998 to October 31, 1998, the Portfolio paid aggregate investment management and administration fees of $1,265,573 to AIM and/or INVESCO (NY), Inc. For the fiscal year ended October 31, 1999, the Portfolio paid aggregate investment management and administration fees of $1,199,895 to AIM. For the fiscal year ended October 31, 1999, AIM reimbursed the Portfolio for investment management and administration fees in the amount of $26,077.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

      A description of the Portfolio's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

      Under the Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share PRO RATA in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below.

      Under Delaware law, AIM Emerging Markets Debt Fund ("Emerging Markets Debt Fund") and other entities that invest in the Portfolio enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in the Portfolio may be held liable for the Portfolio's obligations. However, the Portfolio's Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolio and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolio's obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio itself would be unable to meet its obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment required to be approved by investors may be made to the Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

      As of the date of this Registration Statement, Emerging Markets Debt Fund owns a majority interest in the Portfolio. However, the Emerging Markets Debt Fund has undertaken that, with respect to matters on which the Portfolio seeks a vote of its interestholders, the Emerging Markets Debt Fund will seek a vote of its shareholders and will vote its interest in the Portfolio in accordance with their instructions.

      The Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or
(2) if there are fewer than 100 record owners of a beneficial interest in the Portfolio, the Trustees pursuant to written notice to the record owners of the Portfolio. The Trustees may cause (i) the Portfolio to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to
Section 10.4 of Article X of the Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      The Agreement and Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Agreement and Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

      Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

      Information on the method followed by the Portfolio in determining its net asset value and the timing of such determination is incorporated by reference from the section entitled "Net Asset Value Determination" in the Feeder's Part
B. See also Item 7 in Part A.

      The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by the Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. The Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which the Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolio at the beginning of the period.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 19.  TAXATION OF THE PORTFOLIO.

      Information on the taxation of the Portfolio is incorporated by reference herein from the section entitled "Dividends, Distributions and Tax Matters" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.

      Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

      Audited financial statements for the Portfolio for the fiscal year ended October 31, 1999 are included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

SCHEDULE OF INVESTMENTS

October 31, 1999

                                     PRINCIPAL       MARKET
                                     AMOUNT(a)       VALUE
CORPORATE BONDS-12.54%

ARGENTINA-2.29%

Banco Hipotecario S.A.
  (Banks-Regional), Sr. Unsec.
  Unsub. Notes, 10.00%, 04/17/03
  (Acquired 04/07/98; Cost
  $1,277,171)(b)                    $ 1,279,000   $  1,179,877
--------------------------------------------------------------
CEI Citicorp Holdings S.A.
  (Investment Banking/Brokerage),
  Bonds, 11.25%, 02/14/07
  (Acquired 08/13/99; Cost
  $2,175,315)(b)(c)               ARS   3,000,000    2,333,597
--------------------------------------------------------------
                                                     3,513,474
--------------------------------------------------------------

BRAZIL-1.83%

Banco Nacional De Desenvolri
  (Banks- Regional), Unsec. Unsub.
  Floating Rate Notes, 13.64%,
  06/16/08(d)                         3,250,000      2,810,997
--------------------------------------------------------------

CAYMAN ISLANDS-1.14%

PDVSA Finance Ltd.,
  (Banks-Regional), Sr. Unsec.
  Notes, 9.75%, 02/15/10 (Acquired
  03/31/99; Cost $1,837,494)(b)       1,850,000      1,753,469
--------------------------------------------------------------

JAMAICA-1.06%

Mechala Group
  (Manufacturing-Diversified),
  Series B, Sr. Gtd. Sub. Notes,
  12.75%, 12/30/99                    4,134,000      1,622,595
--------------------------------------------------------------

MEXICO-6.22%
Alestra S.A., Sr. Notes, 12.625%
  5/15/09                             3,918,000      3,790,665
--------------------------------------------------------------
Fideicomiso Petacalco Trust-Topolo
  (Financial-Diversified), Sec.
  Notes, 10.16%, 12/23/09
  (Acquired 06/25/99; Cost
  $1,575,000)(b)                      1,750,000      1,540,000
--------------------------------------------------------------
Grupo Televisa S.A.
  (Entertainment), Sr. Disc.
  Notes, 13.25%, 05/15/08(e)          2,400,000      2,055,000
--------------------------------------------------------------
Petroleos Mexicanos (Oil &
  Gas-Refining & Marketing),
  Sr. Gtd. Sub. Bonds, 9.50%,
  09/15/27                              300,000        257,250
--------------------------------------------------------------
  Unsub. Bonds, 9.50%, 09/15/27       2,000,000      1,925,000
--------------------------------------------------------------
                                                     9,567,915
--------------------------------------------------------------
    Total Corporate Bonds (Cost
      $20,115,100)                                  19,268,450
--------------------------------------------------------------

GOVERNMENT BONDS & GOVERNMENT
  AGENCY OBLIGATIONS-80.17%

ARGENTINA-11.39%

Province of Buenos Aires, Series
  2, Unsec. Unsub. Notes, 12.50%,
  03/15/02                            1,100,000      1,086,250
--------------------------------------------------------------

                                     PRINCIPAL       MARKET
                                     AMOUNT(a)       VALUE
ARGENTINA-(CONTINUED)

Republic of Argentina,
  Floating Rate Deb., 6.8125%,
  03/31/05(d)                       $ 4,092,000   $  3,666,526
--------------------------------------------------------------
  Series L, Floating Rate Gtd.
    Bonds, 6.00%, 03/31/23(d)         4,670,000      3,576,281
--------------------------------------------------------------
  Unsec. Unsub. Bonds,
    11.375%, 01/30/17                 3,395,000      3,250,713
--------------------------------------------------------------
    9.75%, 09/19/27                   6,959,000      5,923,849
--------------------------------------------------------------
                                                    17,503,619
--------------------------------------------------------------

BRAZIL-19.31%

Republic of Brazil,
  Bonds,
    11.625%, 04/15/04                 1,009,000        967,379
--------------------------------------------------------------
    5.75%, 04/15/24(f)                4,220,000      2,540,271
--------------------------------------------------------------
  Floating Rate Deb., 6.9375%,
    04/15/06(d)                       4,136,000      3,397,782
--------------------------------------------------------------
  Floating Rate Gtd. Notes, 7.00%,
    04/15/09(d)                       2,100,000      1,553,177
--------------------------------------------------------------
  Floating Rate Gtd. Bonds,
    7.00%, 04/15/12(d)                9,493,000      6,297,836
--------------------------------------------------------------
    6.9375%, 04/15/24(d)              5,450,000      3,816,684
--------------------------------------------------------------
  Notes, 14.50%, 10/15/09             2,014,000      2,091,539
--------------------------------------------------------------
  Series C, Bonds, 8.00%, 04/15/14    9,175,507      6,215,626
--------------------------------------------------------------
  Unsec. Bonds, 10.125%, 05/15/27     3,520,000      2,786,164
--------------------------------------------------------------
                                                    29,666,458
--------------------------------------------------------------

BULGARIA-4.66%

Republic of Bulgaria,
  Series A, Gtd. Bonds, 2.75%,
    07/28/12(f)                       3,520,000      2,379,041
--------------------------------------------------------------
  Series A, Gtd. Floating Rate
    Sec. Bonds, 6.50%, 07/28/24(d)    3,999,000      2,984,670
--------------------------------------------------------------
  Floating Rate PDI Deb., 6.50%,
    07/28/11(d)                       2,350,000      1,795,896
--------------------------------------------------------------
                                                     7,159,607
--------------------------------------------------------------

COLOMBIA-1.80%

Republic of Colombia,
  Unsec. Unsub. Notes, 7.625%,
  02/15/07                            1,880,000      1,551,000
--------------------------------------------------------------
  Unsub. Notes, 9.75%, 04/23/09       1,324,000      1,208,150
--------------------------------------------------------------
                                                     2,759,150
--------------------------------------------------------------

QATAR-1.13%

State of Qatar, Bonds, 9.50%,
  05/21/09 (Acquired 06/25/99;
  Cost $1,674,580)(b)                 1,658,000      1,728,714
--------------------------------------------------------------

                                     PRINCIPAL       MARKET
                                     AMOUNT(a)       VALUE
KAZAKHSTAN-1.74%

Republic of Kazakhstan, Bonds,
  13.625%, 10/18/04 (Acquired
  09/28/99; Cost $2,669,490)(b)     $ 2,700,000   $  2,673,000
--------------------------------------------------------------

KOREA-4.37%

Republic of Korea, Unsub. Unsec.
  Notes, 8.875%, 04/15/08             6,435,000      6,707,155
--------------------------------------------------------------

LEBANON-1.22%

Republic of Lebanon, Series 3,
  Notes, 10.25%, 10/06/09             1,850,000      1,869,686
--------------------------------------------------------------

MALAYSIA-2.37%

Republic of Malaysia, Bonds,
  8.75%, 06/01/09                     3,538,000      3,647,041
--------------------------------------------------------------

MEXICO-10.64%

United Mexican States,
  Bonds,
    10.375%, 02/17/09                 1,700,000      1,731,875
--------------------------------------------------------------
    11.375%, 09/15/16                 2,381,000      2,552,263
--------------------------------------------------------------
    11.50%, 05/15/26                  5,248,000      5,930,980
--------------------------------------------------------------
  Series D, Floating Rate Sec.
    Gtd. Bonds 6.0675%,
    12/31/19(d)                       2,220,000      1,970,752
--------------------------------------------------------------
  Sec. Gtd. Bonds, 6.25%, 12/31/19    5,500,000      4,166,382
--------------------------------------------------------------
                                                    16,352,252
--------------------------------------------------------------

MOROCCO-1.68%

Morocco Tranche A, Registered
  Loans, 5.906%, 01/01/09
  (Acquired 03/11/99; Cost
  $2,420,780)(b)                      2,964,000      2,582,385
--------------------------------------------------------------

PANAMA-1.61%

Republic of Panama,
  Bonds,
    8.875%, 09/30/27                  1,017,000        828,490
--------------------------------------------------------------
    9.375%, 04/01/29                    626,000        593,135
--------------------------------------------------------------
  Gtd. Deb., 4.25%, 07/17/14(f)       1,400,000      1,053,392
--------------------------------------------------------------
                                                     2,475,017
--------------------------------------------------------------

PERU-2.30%

Republic of Peru,
  Gtd. Bonds, 3.75%, 03/07/17(f)      2,725,000      1,535,478
--------------------------------------------------------------
  PDI Bonds, 4.50%, 03/07/17(f)       3,136,000      1,984,150
--------------------------------------------------------------
                                                     3,519,628
--------------------------------------------------------------

PHILIPPINES-1.12%

Republic of Philippines, Bonds,
  9.875%, 01/15/19                    1,770,000      1,721,325
--------------------------------------------------------------

                                     PRINCIPAL       MARKET
                                     AMOUNT(a)       VALUE
POLAND-2.62%

Republic of Poland,
  Sec. Bonds, 3.50%, 10/27/24(f)    $ 2,475,000   $  1,524,214
--------------------------------------------------------------
  Unsec. PDI Bonds, 6.00%,
    10/27/14(f)                       2,812,000      2,503,501
--------------------------------------------------------------
                                                     4,027,715
--------------------------------------------------------------

RUSSIA-6.73%

Bank of Foreign Economic Affairs
  (Vnesheconombank),
  Interest in Arrears Notes, 6.0625%,
    12/15/15(d)(g) 627,107                              72,901
--------------------------------------------------------------
  Principal Loans, 6.0625%,
    12/15/20(d)(g)                   37,242,372      3,468,382
--------------------------------------------------------------
Russian Federation, Sr. Unsec.
  Unsub. Bonds, 11.75%, 06/10/03      9,870,000      6,028,191
--------------------------------------------------------------
  12.75%, 06/24/28                    1,413,000        771,748
--------------------------------------------------------------
                                                    10,341,222
--------------------------------------------------------------

TURKEY-1.09%

Republic of Turkey,
  Notes, 12.00%, 12/15/08             1,290,000      1,306,125
--------------------------------------------------------------
  Sr. Unsec. Unsub. Notes, 12.375%,
    06/15/09     370,000                               372,313
--------------------------------------------------------------
                                                     1,678,438
--------------------------------------------------------------

VENEZUELA-4.39%

Republic of Venezuela,
  Floating Rate Deb., 6.313%,
  12/18/07(d)                         2,226,180      1,800,002
--------------------------------------------------------------
  Gtd. Sec. Bonds, 6.75%, 03/31/20    3,299,000      2,322,239
--------------------------------------------------------------
  Unsec. Bonds, 9.25%, 09/15/27       3,859,000      2,619,007
--------------------------------------------------------------
                                                     6,741,248
--------------------------------------------------------------
    Total Government Bonds &
      Government Agency
      Obligations (Cost
      $135,981,782)                                123,153,660
--------------------------------------------------------------

                                      SHARES
WARRANTS-0.33%

SOVEREIGN DEBT-0.33%

Republic of Argentina (Argentina),
  expiring 12/03/99(h)                    8,810          9,911
--------------------------------------------------------------
  expiring 02/25/00(h)                    9,630        217,879
--------------------------------------------------------------
United Mexican States (Mexico),
  expiring 02/18/00(h)                    4,033        270,715
--------------------------------------------------------------
                                                       498,505
--------------------------------------------------------------
    Total Warrants (Cost $0)                           498,505
--------------------------------------------------------------

                                                     MARKET
                                      SHARES         VALUE
MONEY MARKET FUNDS-3.78%
STIC Liquid Assets Portfolio(i)       2,901,337   $  2,901,337
--------------------------------------------------------------
STIC Prime Portfolio(i)               2,901,337      2,901,337
--------------------------------------------------------------
    Total Money Market Funds (Cost
      $5,802,674)                                    5,802,674
--------------------------------------------------------------
TOTAL INVESTMENTS-96.82%
  (Cost $161,899,556)                              148,723,289
--------------------------------------------------------------
OTHER ASSETS LESS
  LIABILITIES-3.18%                                  4,884,100
--------------------------------------------------------------
NET ASSETS-100.00%                                $153,607,389
==============================================================

Investment Abbreviations:

ARS   - Argentine Peso
Deb.  - Debentures
Gtd.   - Guaranteed
PDI   - Past Due Interest
Sec.   - Secured
Sr.    - Senior
Sub.   - Subordinated
Unsec.  - Unsecured
Unsub. - Unsubordinated

Notes to Schedule of Investments:

(a)Principal amount is in U.S. dollars except as indicated by note (c).
(b)Restricted security. May be resold to qualified institutional buyers in accordance with the provisions of Rule 144A under the Securities Act of 1933, as amended. The valuation of this security has been determined in accordance with procedures established by the Board of Trustees. The aggregate market value of these securities at 10/31/99 was $13,791,042, which represented 8.98% of the Fund's net assets.
(c)Foreign denominated security. Par value and coupon are denominated in currency indicated.
(d)The coupon rate shown of floating rate note represents the rate at period end.
(e)Discount bond at purchase. Interest rate shown represents the coupon rate at which the bond will accrue at a specified future date.
(f)The coupon rate shown on step-up coupon bonds represents the rate at period end.
(g)Defaulted security. Currently, the issuer is in default with respect to interest payments.
(h)Non-income producing security acquired as part of a unit with or in exchange for other securities.
(i)The money market fund has the same investment advisor as the Fund.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

OCTOBER 31, 1999

ASSETS:
Investments, at value (cost $161,899,556)      $148,723,289
-----------------------------------------------------------
Foreign currencies, at value (cost $37)                  37
-----------------------------------------------------------
Receivables for:
  Investments sold                                2,521,069
-----------------------------------------------------------
  Dividends and interest                          3,619,496
-----------------------------------------------------------
  Other assets                                       22,931
-----------------------------------------------------------
    Total assets                                154,886,822
===========================================================

LIABILITIES FOR:
Payables for:
-----------------------------------------------------------
  Investments purchased                           1,082,939
-----------------------------------------------------------
  Fund shares reacquired                             75,256
-----------------------------------------------------------
Accrued advisory fees                                94,087
-----------------------------------------------------------
Accrued custodian fees                               23,664
-----------------------------------------------------------
Accrued professional fees                             1,272
-----------------------------------------------------------
Accrued operating expenses                            2,215
-----------------------------------------------------------
    Total liabilities                             1,279,433
-----------------------------------------------------------
Net assets applicable to beneficial interest
  outstanding                                  $153,607,389
===========================================================

STATEMENT OF OPERATIONS

YEAR ENDED OCTOBER 31, 1999

INVESTMENT INCOME:
  Dividends                                    $      5,558
-----------------------------------------------------------
  Interest                                       21,776,257
-----------------------------------------------------------
  Securities lending income                         179,871
-----------------------------------------------------------
    Total investment income                      21,961,686
===========================================================

EXPENSES:
Advisory and administrative fees                  1,275,467
-----------------------------------------------------------
Custodian fees                                       57,074
-----------------------------------------------------------
Directors fees                                          214
-----------------------------------------------------------
Interest expense (Note 3)                           221,531
-----------------------------------------------------------
Printing fees                                         3,055
-----------------------------------------------------------
Professional fees                                    11,590
-----------------------------------------------------------
    Total expenses                                1,568,931
-----------------------------------------------------------
Less: Fees waived by advisor                        (26,077)
-----------------------------------------------------------
    Net expenses                                  1,542,854
-----------------------------------------------------------
Net investment income                            20,418,832
-----------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES, FOREIGN CURRENCIES
  AND FOREIGN CURRENCY CONTRACTS:
Net realized gain (loss) from:
  Investment securities                         (22,051,102)
-----------------------------------------------------------
  Foreign currencies                               (372,656)
-----------------------------------------------------------
  Foreign currency contracts                        476,983
-----------------------------------------------------------
                                                (21,946,775)
-----------------------------------------------------------
Change in net unrealized appreciation
  (depreciation) of:
-----------------------------------------------------------
  Investment securities                          32,555,182
-----------------------------------------------------------
  Foreign currency contracts                        (31,683)
-----------------------------------------------------------
                                                 32,523,499
-----------------------------------------------------------
Net gain from investment securities, foreign
  currencies and foreign currency contracts      10,576,724
-----------------------------------------------------------
Net increase in net assets resulting from
  operations                                   $ 30,995,556
===========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED OCTOBER 31, 1999 AND 1998

                                                                  1999            1998
                                                              -------------   -------------

OPERATIONS:
  Net investment income                                       $  20,418,832   $  37,514,837
-------------------------------------------------------------------------------------------
  Net realized gain (loss) from investment securities,
    foreign currencies and foreign currency contracts           (21,946,775)    (69,501,940)
-------------------------------------------------------------------------------------------
  Change in net unrealized appreciation (depreciation) of
    investment securities, foreign currencies and foreign
    currency contracts                                           32,523,499     (49,143,194)
-------------------------------------------------------------------------------------------
    Net increase (decrease) in net assets resulting from
      operations                                                 30,995,556     (81,130,297)
-------------------------------------------------------------------------------------------

BENEFICIAL INTEREST TRANSACTIONS:
  Contributions                                                  41,721,190     108,512,638
-------------------------------------------------------------------------------------------
  Withdrawals                                                  (100,408,280)   (214,723,268)
-------------------------------------------------------------------------------------------
    Net decrease from beneficial interest transactions          (58,687,090)   (106,210,630)
-------------------------------------------------------------------------------------------
Total decrease in net assets                                    (27,691,534)   (187,340,927)
-------------------------------------------------------------------------------------------

NET ASSETS:
  Beginning of year                                             181,298,923     368,639,850
-------------------------------------------------------------------------------------------
  End of year                                                 $ 153,607,389   $ 181,298,923
===========================================================================================

See Notes to Financial Statements.
                                        9

NOTES TO FINANCIAL STATEMENTS
October 31, 1999

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

  The Emerging Markets Debt Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Portfolio in the preparation of its financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and options contracts generally will be valued 15 minutes after the close of trading of the New York Stock Exchange ("NYSE").
     Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE which would not be reflected. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Trustees.

B. Securities Transactions, Investment Income and Distributions -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis.

C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.

D. Futures Contracts -- The Portfolio may purchase or sell futures contracts as a hedge against changes in market conditions. Initial margin deposits required upon entering into futures contracts are satisfied by the segregation of specific securities as collateral for the account of the broker (the Portfolio's agent in acquiring the futures position). During the period the futures contracts are open, changes in the value of the contracts are recognized as unrealized gains or losses by "marking to market" on a daily basis to reflect the market value of the contracts at the end of each day's trading. Variation margin payments are made or received depending upon whether unrealized gains or losses are incurred. When the contracts are closed, the Portfolio recognizes a realized gain or loss equal to the difference between the proceeds from, or cost of, the closing transaction and the Portfolio's basis in the contract. Risks include the possibility of an illiquid market and that a change in value of the contracts may not correlate with changes in the value of the securities being hedged.

E. Foreign Currency Translations -- Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Portfolio does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

F. Foreign Currency Contracts -- A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Portfolio may enter into a foreign currency contract to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between currencies. The Portfolio may also enter into a foreign currency contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of that security. The Portfolio could be exposed to risk if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

G. Foreign Securities -- There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

H. Indexed Securities -- The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

NOTE 2- ADVISORY FEES AND OTHER TRANSACTIONS WITH
        AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. INVESCO Asset Management Limited is the Portfolio's subadvisor. The Portfolio pays AIM investment management and administration fees at an annual rate of 0.475% on the first $500 million of the Portfolio's average daily net assets, plus 0.45% on the next $1 billion of the Portfolio's average daily net assets, plus 0.425% on the next $1 billion of the Portfolio's average daily net assets, plus 0.40% on the Portfolio's average daily net assets exceeding $2.5 billion, plus 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles, adjusted daily for currency revaluations, on a mark to market basis, of the Portfolio's assets; provided, however, that during any fiscal year this amount shall not exceed 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Fund may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. Prior to May 28, 1999, the Portfolio, along with certain other funds advised and/or administered by AIM, had a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allowed the Portfolio and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000.
  During the year ended October 31, 1999, the average outstanding daily balance of bank loans for the Portfolio was $3,956,575 with a weighted average interest rate of 5.60%. Interest expense for the Portfolio for the year ended October 31, 1999 was $221,531.

NOTE 4-PORTFOLIO SECURITIES LOANED

At October 31, 1999, there were no securities on loan to brokers. For the year ended October 31, 1999, the Portfolio received fees of $179,871 for securities lending.
  For international securities, cash collateral is received by the Fund against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Fund against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

NOTE 5-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended October 31, 1999 was $553,770,582 and $602,932,879, respectively.
  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of October 31, 1999 is as follows:

Aggregate unrealized appreciation of
  investment securities                      $  4,402,200
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                       (22,874,837)
---------------------------------------------------------
Net unrealized appreciation (depreciation)
  of investment securities                   $(18,472,637)
=========================================================
Cost of investments for tax purposes is $167,195,926.

NOTE 6-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                             YEAR ENDED OCTOBER 31,
                                                              ----------------------------------------------------
                                                                1999       1998       1997       1996       1995
                                                              --------   --------   --------   --------   --------
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in 000's)                          $153,607   $181,299   $368,640   $447,071   $358,681
------------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             11.64%     12.20%      8.23%     10.31%      12.8%
------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets excluding interest
  expense:
  With expense waivers                                            0.75%      0.80%      0.69%      0.83%      0.78%
------------------------------------------------------------------------------------------------------------------
  Without expense waivers                                         0.77%      0.80%      0.74%      0.83%      0.78%
------------------------------------------------------------------------------------------------------------------
Ratio of interest expense to average net assets                   0.13%       N/A        N/A        N/A        N/A
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                            336%       339%       214%       290%       213%
==================================================================================================================

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Emerging Markets Debt Portfolio and Board of Trustees of AIM Investment Funds:

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Emerging Markets Debt Portfolio at October 31, 1999, and the results of its operations, the changes in its net assets and the supplemental data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinions expressed above.

                                                    PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       December 23, 1999

                            PART C: OTHER INFORMATION
                         EMERGING MARKETS DEBT PORTFOLIO

ITEM 23.  EXHIBITS.

Exhibit
NUMBER          DESCRIPTION

(a)  (1)  - Agreement and Declaration of Trust of Registrant, dated May 7, 1998, was filed electronically as an Exhibit to Amendment No. 9 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

     (2) - Certificate of Amendment to Certificate of Trust of Registrant was filed electronically as an Exhibit to Amendment No. 9 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

(b)  (1)  - By-Laws of Registrant  was filed   electronically   as an Exhibit to
            Amendment No. 9 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

     (2) - Amended and Restated By-Laws of Registrant was filed electronically as an Exhibit to Amendment No. 9 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

     (3) - Amendment to Amended and Restated By-Laws of Registant, adopted June 15, 1999, is filed herewith electornically.

(c)       - Provisions  of  instruments    defining  the  rights of  holders  of
            Registrant's securities are contained in the Agreement and Declaration of Trust, as amended, Articles II, VI, VII, VIII and IX and By-Laws Articles IV, V, VI, VII and VIII, which were included as part of Exhibits (a)(1) and (b) to Amendment No. 9 to the Registration Statement on Form N-1A, on February 26, 1999, and are hereby incorporated by reference.

(d)  (1)  - Investment  Management  and Administration  Contract,  dated May 29,
            1998, between Registrant and A I M Advisors, Inc. was filed electronically as an Exhibit to Amendment No. 9 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

     (2) Amended and Restated Investment and Administration, dated September 8, 1998, between Registrant and AIM Advisors, Inc. is filed herewith electronically.

     (3)  - Sub-Advisory   Contract,  between  A I M Advisors,  Inc. and INVESCO
            Asset Management Ltd., dated Dec. 14, 1998, with respect to Registrant is filed herewith electronically.

(e)       - Underwriting Contracts - None.

(f)       - Bonus or Profit Sharing Contracts - None.

(g)       - Amendment to Custodian Contract,  dated  January 26, 1999, was filed electronically  as an Exhibit to Amendment No. 9 to the Registration

            Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

(h)       - Other Material Contracts - None.

(i)       - Legal Opinion - None.

(j)       - Consent of PricewaterhouseCoopers   LLP,  independent  auditors,  is
            filed herewith electronically.

(k)       - Omitted Financial Statements - None.

(l)       - Initial Capitalization Agreements - None.

(m)       - Rule 12b-1 Plan - None.

(n)       - Financial Data Schedule - None.

(o)       - Rule 18f-3 Plan - None.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

     PROVIDE A LIST OR DIAGRAM OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND. FOR ANY PERSON CONTROLLED BY ANOTHER PERSON, DISCLOSE THE PERCENTAGE OF VOTING SECURITIES OWNED BY THE IMMEDIATELY CONTROLLING PERSON OR OTHER BASIS OF THAT PERSON'S CONTROL. FOR EACH COMPANY, ALSO PROVIDE THE STATE OR OTHER SOVEREIGN POWER UNDER THE LAWS OF WHICH THE COMPANY IS ORGANIZED.

     None.

ITEM 25.  INDEMNIFICATION.

     STATE THE GENERAL EFFECT OF ANY CONTRACT, ARRANGEMENTS OR STATUTE UNDER WHICH ANY DIRECTOR, OFFICER, UNDERWRITER OR AFFILIATED PERSON OF THE FUND IS INSURED OR INDEMNIFIED AGAINST ANY LIABILITY INCURRED IN THEIR OFFICIAL CAPACITY, OTHER THAN INSURANCE PROVIDED BY ANY DIRECTOR, OFFICER, AFFILIATED PERSON, OR UNDERWRITER FOR THEIR OWN PROTECTION.

     Article VIII of the Registrant's Agreement and Declaration of Trust, as amended, provides for indemnification of certain persons acting on behalf of the Registrant. Article VIII, Section 8.1 provides that a Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Registrant or any Trustee; provided, however, that nothing contained in the Registrant's Agreement and Declaration of Trust or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Registrant or the Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

      Article VIII, Section 3 of the Registrant's By-Laws also provides that every person who is, or has been, a Trustee or Officer of the Registrant to the fullest extent permitted by the Delaware Business Trust Act, the Registrant's By-Laws and other applicable law.

      Section 9 of the Investment Management and Administration Contract between the Registrant and AIM provides that AIM shall not be liable, and each series of the Registrant shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Investment Management and Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the Investment Management and Administration Contract.

      Section 8 of the Sub-Advisory and Sub-Administration Contract between the Registrant and the Sub-advisor provides that the Sub-advisor shall not be liable, and each series of the Registrant shall indemnify the Sub-advisor and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Sub-Advisory and Sub-Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-advisor in the performance by the Sub-advisor of its duties or from reckless disregard by the Sub-advisor of its obligations and duties under the Sub-Advisory and Sub-Administration Contract.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

     DESCRIBE ANY OTHER BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT OF A SUBSTANTIAL NATURE THAT EACH INVESTMENT ADVISOR, AND EACH DIRECTOR, OFFICER OR PARTNER OF THE ADVISOR, IS OR HAS BEEN ENGAGED WITHIN THE LAST TWO FISCAL YEARS FOR HIS OR HER OWN ACCOUNT OR IN THE CAPACITY OF DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE.

     See the material under the headings "Trustees and Executive Officers" and "Management" included in Part B (Statement of Additional Information) of this Amendment. Information as to the Directors and Officers of A I M Advisors, Inc. and INVESCO Asset Management Ltd. is included in Schedule A and Schedule D of Part I of each entity's Form ADV (File No. 801-12313 and File No. 801-50197, respectively), filed with the Securities and Exchange Commission, which are incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS.

     None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

      STATE THE NAME AND ADDRESS OF EACH PERSON MAINTAINING PHYSICAL POSSESSIONS OF EACH ACCOUNT, BOOK, OR OTHER DOCUMENT REQUIRED TO BE MAINTAINED BY SECTION 31(A) [15 U.S.C. 80A-30(A)] AND THE RULES UNDER THAT SECTION.

      Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor, A I M Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 29.  MANAGEMENT SERVICES.

      PROVIDE A SUMMARY OF THE SUBSTANTIVE PROVISIONS OF ANY MANAGEMENT-RELATED SERVICE CONTRACT NOT DISCUSSED IN PART A OR B, DISCLOSING THE PARTIES TO THE CONTRACT AND THE TOTAL AMOUNT PAID AND BY WHOM FOR THE FUND'S LAST THREE FISCAL YEARS.

      None.

ITEM 30.  UNDERTAKINGS.

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Emerging Markets Debt Portfolio has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and the State Texas on the 28th day of February, 2000.

                                           EMERGING MARKETS DEBT PORTFOLIO


                                           By: /s/ Robert H. Graham
                                              ---------------------
                                              Robert H. Graham, President



           SIGNATURES                      TITLE                    DATE

     /s/ Robert H. Graham                Chairman,           February 28, 2000
-----------------------------       Trustee & President
       (Robert H. Graham)       (Principal Executive Officer)

     /s/ C. Derek Anderson                Trustee            February 28, 2000
-----------------------------
       (C. Derek Anderson)

     /s/ Frank S. Bayley                  Trustee            February 28, 2000
-----------------------------
       (Frank S. Bayley)

     /s/ Ruth H. Quigley                  Trustee            February 28, 2000
-----------------------------
       (Ruth H. Quigley)

     /s/ Dana R. Sutton                Vice President        February 28, 2000
-----------------------------           & Treasurer
       (Dana R. Sutton)           (Principal Financial and
                                     Accounting Officer)

                                INDEX TO EXHIBITS
                         EMERGING MARKETS DEBT PORTFOLIO

EXHIBIT NUMBER
(b)(3)    Amendment to Amended and Restated Bylaws
(d)(2)    Amended and Restated Investment Management and Administration Contract
(d)(3)    Sub-Advisory Contract
(j)       Consent of PricewaterhouseCoopers LLP, independent auditors

Other Exhibits